                                                                     EXHIBIT 5.1
                    Parcel, Mauro, Hultin & Spaanstra, P.C.
                                Attorneys at Law
                                   Suite 3600
                             1801 California Street
                          Denver, Colorado  80202-2636
                            Telephone (303) 292-6400
                           Telecopier (303) 295-3040


                                 June 28, 1996


Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, Colorado  80401

                 Re:      Registration Statement on Form S-3
                          Covering the Registration of 6,367,070
                          Common Shares of Canyon Resources Corporation


Gentlemen and Ladies:

         We have acted as counsel for Canyon Resources Corporation, a Delaware corporation (the "Company"), in connection with the registration for sale of 6,367,070 shares of the Company's Common Stock (the "Securities") in accordance with the registration provisions of the Securities Act of 1933, as amended.

         In such capacity we have examined, among other documents, the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on or about June 28, 1996, (as may be further amended from time to time, the "Registration Statement"), covering the registration of the Securities.

         Based upon the foregoing and upon such further examinations as we have deemed relevant and necessary, we are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         2. The Shares have been legally and validly authorized under the Company's Certificate of Incorporation, as amended, and constitute (or will constitute upon due redemption of the Notes as described in the Registration Statement) duly and validly issued and outstanding and fully paid and nonassessable shares of the Company.

Canyon Resources Corporation
June 28, 1996
Page 2



         We hereby consent to the use of our name beneath the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 thereto.


                               Very truly yours,

                               /s/ Parcel, Mauro, Hultin & Spaanstra, P.C.
                               Parcel, Mauro, Hultin & Spaanstra, P.C.